Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-124816) on Form S-8 of CREDO Petroleum Corporation of our report dated January 14, 2008 (except for the matters described in Note 8 as to which the date is September 15, 2008) relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Credo Petroleum Corporation for the year ended October 31, 2008.

HEIN & ASSOCIATES LLP

Denver, Colorado
January 12, 2009